Exhibit 2.2

ADDENDUM TO

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

THE AMACORE GROUP, INC.,

LBS ACQUISITION CORP.,

AND

LIFEGUARD BENEFITS SERVICES, INC.

Dated October 5, 2007

Pursuant to the terms of Article X of the Agreement and Plan of Merger By and Among The Amacore Group, Inc., LBS Acquisition Corp., and LifeGuard Benefits Services, Inc., dated October 5, 2007, the parties hereby agree as follows:

1.	The parties hereby waive as a condition to Closing the documents referred to in Article 10.1 and Article 10.2.

2.	The Closing shall, subject to paragraph 3 below, be deemed effective October 9, 2007.

3.	The parties shall, on or before October 26, 2007, review, approve and exchange the Closing documents which approval will not be unreasonably withheld or delayed.

Agreed to by:

LIFEGUARD BENEFIT SERVICES, INC.

By:	________________________________
Name: Ty Bruggemann
Title: Chief Executive Officer

LBS ACQUISITION CORP.

By:	________________________________
Name: Jay Shafer
Title: Sole Board Member

THE AMACORE GROUP, INC.

By:	________________________________
Name: Jay Shafer
Title: President